UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2008

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

                 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On November 25, 2008, the Board of Directors of Peoples Bancorp Inc. (“Peoples”) approved changing the date of a Special Meeting of Shareholders (the “Special Meeting”) to January 22, 2009, with the close of business on December 10, 2008 as the record date for determining shareholders entitled to vote at the Special Meeting.  The date of the Special Meeting had been set previously as December 22, 2008, with the close of business on November 10, 2008 as the record date for determining shareholders entitled to vote at the Special Meeting, as indicated on the preliminary Proxy Statement and related materials (collectively, the “Proxy Materials”) filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2008.

The Board of Directors previously had determined that it is in the best interests of Peoples and its shareholders to call the Special Meeting for the purpose of considering and voting on the adoption of a proposed amendment to Peoples’ Amended Articles of Incorporation to authorize Peoples to issue preferred shares (the “Proposed Amendment”).   Adoption of the Proposed Amendment would permit Peoples to participate in the TARP Capital Purchase Program established by the United States Department of the Treasury under the Emergency Economic Stabilization Act of 2008.

At such time as it is appropriate under applicable laws, rules and regulations, including those of the SEC and The NASDAQ Stock Market LLC (“NASDAQ”), the stock exchange on which the common shares of Peoples are listed, Peoples will release definitive Proxy Materials to shareholders in respect of the Special Meeting at which the Proposed Amendment will be considered and voted upon and file such definitive Proxy Materials with the SEC in accordance with the requirements of SEC Regulation 14A.

Peoples’ shareholders are urged to read the definitive Proxy Materials in respect of the Special Meeting at which the Proposed Amendment will be considered and voted upon when they become available because they will contain important information about the business to be conducted at such
Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PEOPLES BANCORP INC.

Date: November 26, 2008	By:/s/	EDWARD G. SLOANE
Edward G. Sloane
Chief Financial Officer and Treasurer